November 20, 2006

E*TRADE Funds
4500 Bohannon Drive
Menlo Park, CA 94025

Re: RULE 17F-5 ("RULE 17F-5") AND RULE 17F-7 ("RULE 17F-7") UNDER THE INVESTMENT COMPANY ACT OF 1940 (THE "1940 ACT")

Dear Sirs:

Reference is made to the Custodian Services Agreement dated as of November 20, 2006 (the "Fund Custody Agreement") by and between PFPC Trust Company ("PFPC") and E*TRADE Funds (the "Fund").

The Fund desires to appoint PFPC, pursuant solely to the terms and conditions set forth in this document, to serve as the Foreign Custody Manager with respect to the portfolios set forth on Exhibit A hereto (each a "Portfolio") and to provide analysis to the Portfolios with respect to foreign securities depositories and foreign clearing agencies.

1.    RULE 17F-5

      1.1. With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as the Fund and PFPC may agree from time to time, the Fund hereby delegates to PFPC and PFPC hereby accepts the delegation to it, of the obligation to serve as the Portfolios' "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)). As the Portfolios' Foreign Custody Manager, PFPC shall provide for the following:

            a. selection of "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and placement and maintenance of the Portfolios' Foreign Assets with such Eligible Foreign Custodians;

            b. in selecting an Eligible Foreign Custodian, a determination that the Portfolios' Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after consideration of all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

            c. entering into a written contract with each Eligible Foreign Custodian selected by PFPC hereunder;

            d. a determination that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Portfolios' Foreign Assets, based on the standards applicable to custodians in the relevant market and after consideration of all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in

                  Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

            e. provision of written reports (i) notifying the Fund's board of trustees (the "Board") of the placement of the Portfolios' Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

            f. establishment of a system to monitor (i) the appropriateness of maintaining the Portfolios' Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and
                  (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event PFPC shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford the Portfolios' Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, PFPC shall promptly so advise the Fund.

      PFPC shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

      1.2. In acting as a Foreign Custody Manager for a Portfolio, PFPC shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of such Portfolio's Foreign Assets would exercise in each jurisdiction where PFPC acts as Foreign Custody Manager for such Portfolio hereunder. PFPC shall be liable to a Portfolio for any loss or damage suffered by the Portfolio as a result of the performance of PFPC's duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of PFPC hereunder; provided that the liability of PFPC hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to the Fund under this Section 1.2 shall limit the Fund's right and ability to enforce any rights under the Fund Custody Agreement for loss of such assets. Notwithstanding anything else in this document, PFPC shall not be liable for any indirect, special, consequential or general damages (regardless of whether PFPC was aware of the possibility thereof) or for any damages caused by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature. PFPC shall be indemnified by a Portfolio for any damages PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 1 with respect to such Portfolio (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth in the Fund Custody Agreement). This Section 1.2 shall survive termination of this document.

      1.3. In acting as a Foreign Custody Manager, PFPC shall not supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.    RULE 17F-7

      2.1. (a) The Fund appoints PFPC to provide the Portfolios (or their respective duly-authorized investment managers or investment advisers) with an analysis (in form and substance as reasonably determined by PFPC) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by PFPC from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). PFPC shall provide for the monitoring of such custody risks on a continuing basis and in such manner as PFPC deems reasonable, and shall provide for prompt notification to the Portfolios (or their respective duly-authorized investment managers or investment advisers) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B). PFPC will promptly inform the Fund of any change to Exhibit B hereto to the extent such change would require updated trading instructions from the Fund.

            (b) Only an entity that PFPC has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by PFPC on Exhibit B hereto (as the same may be changed by PFPC from time to time). In such manner as PFPC deems reasonable, PFPC shall give the Portfolios prompt notice of any material change known to PFPC that would adversely affect PFPC's determination that an entity is an Eligible Securities Depository.

      2.2. In performing its obligations under this Section 2, PFPC may obtain information from sources PFPC believes to be reliable, but PFPC does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. PFPC is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for a Portfolio's Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

      2.3. The Fund acknowledges that the Portfolios may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by PFPC from time to time). If a Portfolio maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Portfolio at the time this document is entered into) or a Portfolio enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

      2.4. PFPC shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. PFPC shall be liable to a Portfolio for any loss or damage suffered by the Portfolio as a result of the performance of PFPC's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of PFPC hereunder; provided that the liability of PFPC hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to the Fund under this Section 2.4 shall limit the Fund's right and ability to enforce any rights under the Fund Custody Agreement for loss of such assets. Notwithstanding anything else in this document, PFPC shall not be liable for any indirect, special, consequential or general damages (regardless of whether PFPC was aware of the possibility thereof) or for any damages caused by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature. PFPC shall be indemnified by a Portfolio for any damages PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 2 with respect to such Portfolio (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth in the Fund Custody Agreement). This Section 2.4 shall survive termination of this document.

3.    GENERAL

      3.1. The Fund acknowledges that PFPC may utilize another entity to carry out its obligations and other activities set forth herein; provided, however, that PFPC's use of such an entity will not release PFPC of its duties under this document and provided further that PFPC shall be liable for the actions or omissions of such an entity to the same extent that PFPC is liable to the Fund for its own actions or omissions under this document.

      3.2. Notwithstanding anything in the Fund Custody Agreement to the contrary, the Fund hereby agrees that the Portfolios' assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to the Fund pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in the Fund Custody Agreement).

      3.3 Notwithstanding anything in this document or in the Fund Custody Agreement to the contrary, PFPC's liability for any action or omission of any sub-custodian shall be as, and solely as, set forth in the Fund Custody Agreement, and PFPC shall have no liability for any action or omission of any securities depository or clearing agency.

      3.4 This document shall be effective as of the date hereof and shall automatically terminate upon termination of the Fund Custody Agreement. PFPC may also terminate this document at any time upon 60 days prior notice to the Fund so long as, upon such termination PFPC enters into a subsequent agreement with the Fund providing for similar services.

      3.5 This document shall be governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

      3.6 PFPC shall be paid such compensation for its services pursuant to this document as agreed to in writing from time to time by the Fund and PFPC.

      3.7 This document may not be amended without the written agreement of the party against whom enforcement of such amendment is sought.

      3.8 PFPC may assign its rights and obligations under this document to any affiliate of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days' prior written notice of such assignment.

      3.9 Notices relating to this document shall be addressed (a) if to PFPC, at 8800 Tinicum Boulevard, 4th Floor, Philadelphia, PA 19153, Attention: Sam Sparhawk, or such other address as PFPC shall provide to the Fund in writing or
(b) if to the Fund, at 4500 Bohannon Drive, Menlo Park, CA 94025, Attention:
Elizabeth Gottfried, or such other address as the Fund shall provide to PFPC in writing.

      3.10 This document embodies the entire agreement and understanding between the Fund and PFPC relating to the subject matter hereof and supercedes all prior agreements and understandings between the Fund and PFPC relating to the subject matter hereof.

      3.11 This document may be executed in counterparts, each of which shall be deemed an original, provided that such counterparts shall together constitute only one instrument. The facsimile signature of any party to this document shall constitute the valid and binding execution hereof by such party.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

PFPC TRUST COMPANY

By:
       -----------------------------

Name:
       -----------------------------

Title:
       -----------------------------

Agreed and Accepted:

E*TRADE FUNDS

By:    /s/ Elizabeth Gottfried
       -----------------------------

Name:  Elizabeth Gottfried
       -----------------------------

Title: President
       -----------------------------

                                    Exhibit A

                        E*Trade International Index Fund
                           E*TRADE S&P 500 Index Fund
                          E*TRADE Technology Index Fund
                         E*TRADE Russell 2000 Index Fund
                           E*TRADE Kobren Growth Fund
                            E*TRADE Delphi Value Fund

                                    Exhibit B
                        Eligible Securities Depositories

--------------------------------------------------------------------------------
COUNTRY       DEPOSITORY
-------       ----------
--------------------------------------------------------------------------------
Argentina     Caja de Valores S.A. (CDV)
--------------------------------------------------------------------------------
Argentina     Central de Registration y de Instrumentos de Endeamiento
              Publico (CRYL)
--------------------------------------------------------------------------------
Australia     Austraclear
--------------------------------------------------------------------------------
Australia     Clearing House Electronic Sub-Register System (CHESS)
--------------------------------------------------------------------------------
Austria       Oesterreichische Kontrollbank AG (OeKB)
--------------------------------------------------------------------------------
Bahrain       The Clearing, Settlement and Depository System (CSD)
--------------------------------------------------------------------------------
Bangladesh    Central Depository Bangladesh Limited
--------------------------------------------------------------------------------
Belgium       Euronext Brussels - CIK
--------------------------------------------------------------------------------
Belgium       National Bank of Belgium (NBB)
--------------------------------------------------------------------------------
Bermuda       Bermuda Securities Depository (BSD)
--------------------------------------------------------------------------------
Brazil        Companhia Brasileira de Liquidacao e Custodia (CBLC)
--------------------------------------------------------------------------------
Brazil        Central of Custody and Financial Settlement of Securities (CETIP)
--------------------------------------------------------------------------------
Brazil        Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
--------------------------------------------------------------------------------
Bulgaria      Central Securities Depository AD  (CDAD)
--------------------------------------------------------------------------------
Bulgaria      Bulgarian National Bank's Government Securities Settlement
              System (BNB)
--------------------------------------------------------------------------------
Canada        Canadian Depository for Securities Ltd.
--------------------------------------------------------------------------------
Chile         Deposito Central de Valores SA (DCV)
--------------------------------------------------------------------------------
China         China Securities Depository and Clearing Corporation Limited
--------------------------------------------------------------------------------
China         China Securities Depository and Clearing Corporation Limited
--------------------------------------------------------------------------------
Colombia      Deposito Central de Valores (DCV)
--------------------------------------------------------------------------------
Colombia      Deposito Centralizado de Valores (DECEVAL)
--------------------------------------------------------------------------------
Costa Rica    Central de Valores de la Bolsa Nacional de Valores (CEVAL)
--------------------------------------------------------------------------------
Croatia       Central Depository Agency Inc. - Sredisnja Depozitarna Agencija
              (SDA)
--------------------------------------------------------------------------------
Croatia       Ministry of Finance (MoF)
--------------------------------------------------------------------------------
Cyprus        Cyprus Central Depository and Central Registry (CDCR)
--------------------------------------------------------------------------------
Czech         Czech National Bank (CNB)
--------------------------------------------------------------------------------
Czech         Stredisko Cennych Papiru (SCP)
--------------------------------------------------------------------------------
Denmark       Vaerdipapircentralen (VP)
--------------------------------------------------------------------------------
Egypt         Misr for Clearing Settlement and Central Depository (MCSD)
--------------------------------------------------------------------------------
Egypt         Bank of Egypt
--------------------------------------------------------------------------------
Estonia       Estonian Central Depository for Securities
--------------------------------------------------------------------------------
Euroclear     Euroclear S.A./N.V.
--------------------------------------------------------------------------------
Finland       Finnish Central Securities Depository (APK)
--------------------------------------------------------------------------------
France        Euroclear France
--------------------------------------------------------------------------------
Germany       Clearstream Banking AG (Frankfurt)
--------------------------------------------------------------------------------
Greece        Central Securities Depository SA (CSD)
--------------------------------------------------------------------------------
Greece        Bank of Greece Securities Settlement System (BOGS)
--------------------------------------------------------------------------------
Hong Kong     Central MoneyMarket Unit (CMU)
--------------------------------------------------------------------------------
Hong Kong     Hong Kong Securities Clearing Company Limited (HKSCC)
--------------------------------------------------------------------------------
Hungary       The Central Depository and Clearing House Ltd. (KELER Ltd.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COUNTRY        DEPOSITORIES
-------        ------------
--------------------------------------------------------------------------------
Iceland        Icelandic Securities Depository Limited
--------------------------------------------------------------------------------
India          National Securities Depository Limited (NSDL)
--------------------------------------------------------------------------------
India          Central Depository Services (India) Limited (CDSL)
--------------------------------------------------------------------------------
India          Reserve Bank of India (RBI)
--------------------------------------------------------------------------------
Indonesia      Penyelesaian Transaksi Pasar Uang - Bank of Indonesia (BoI)
--------------------------------------------------------------------------------
Indonesia      PK Kustodia Sentral Efek Indonesia (KSEI)
--------------------------------------------------------------------------------
Ireland        Euroclear SA/NV and United Kingdom - Crest
--------------------------------------------------------------------------------
Israel         Tel Aviv Stock Exchange-Clearinghouse (SECH)
--------------------------------------------------------------------------------
Italy          Monte Titoli (MT)
--------------------------------------------------------------------------------
Japan          Bank of Japan (BOJ)
--------------------------------------------------------------------------------
Japan          Japan Securities Depository Center (JASDEC)
--------------------------------------------------------------------------------
Jordan         Jordan Securities Depository Center
--------------------------------------------------------------------------------
Kazakhstan     CJSC Central Securities Depository of the Republic of Kazakhstan
--------------------------------------------------------------------------------
Korea          Korea Securities Depository (KSD)
--------------------------------------------------------------------------------
Kuwait         Kuwait Clearing Company (KCC)
--------------------------------------------------------------------------------
Latvia         Bank of Latvia (BOL)
--------------------------------------------------------------------------------
Latvia         Latvian Central Depository (LCD)
--------------------------------------------------------------------------------
Lithuania      Central Securities Depository of Lithuania (CSDL)
--------------------------------------------------------------------------------
Luxembourg     Clearstream Banking (Luxembourg)
--------------------------------------------------------------------------------
Malaysia       Bank Negara Malaysia (BNM)
--------------------------------------------------------------------------------
Malaysia       Malaysian Central Depository Sdn. Bhd. (MCD)
--------------------------------------------------------------------------------
Malta          Malta Central Securities Depository
--------------------------------------------------------------------------------
Mauritius      The Central Depository and Settlement Company (CDS)
--------------------------------------------------------------------------------
Mauritius      Bank of Mauritius
--------------------------------------------------------------------------------
Mexico         S.D. Indeval, S.A de CV
--------------------------------------------------------------------------------
Morocco        Maroclear
--------------------------------------------------------------------------------
Netherlands    Euroclear Netherlands - Necigef
--------------------------------------------------------------------------------
Netherlands    NIEC
--------------------------------------------------------------------------------
New Zealand    New Zealand Central Securities Depository (NZCSD)
--------------------------------------------------------------------------------
Norway         The Norwegian Central Securities Depository  (VPS)
--------------------------------------------------------------------------------
Oman           Muscat Depository and Securities Registration Company (MDSRC)
--------------------------------------------------------------------------------
Pakistan       State Bank of Pakistan (SBP)
--------------------------------------------------------------------------------
Pakistan       Central Depository Company of Pakistan (CDC)
--------------------------------------------------------------------------------
Peru           CAVALI ICLV S.A.
--------------------------------------------------------------------------------
Philippines    Philippine Depository Trust Corporation)
--------------------------------------------------------------------------------
Philippines    Register of Scripless Securities (RoSS)
--------------------------------------------------------------------------------
Poland         National Depository for Securities (NDS)
--------------------------------------------------------------------------------
Poland         National Bank of Poland (NBP)
--------------------------------------------------------------------------------
Portugal       Interbolsa
--------------------------------------------------------------------------------
Qatar          Doha Securities Market (DSM)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COUNTRY           DEPOSITORIES
-------           ------------
--------------------------------------------------------------------------------
Romania           Bucharest Stock Exchange (BSE)
--------------------------------------------------------------------------------
Romania           Societatea Nationala de Compensare, Decontare si Depozitare
                  Pentru Valori Mobiliare S.A. (SNCDD)
--------------------------------------------------------------------------------
Russia            Bank for Foreign trade of the Russian Federation (VTB)
--------------------------------------------------------------------------------
Russia            The National Depository Centre (NDC)
--------------------------------------------------------------------------------
Russia            Depository Clearing Company (DCC)
--------------------------------------------------------------------------------
Singapore         Central Depository Pte. Ltd.
--------------------------------------------------------------------------------
Singapore         Monetary Authority of Singapore
--------------------------------------------------------------------------------
Slovakia          National Bank of Slovalia (NBS)
--------------------------------------------------------------------------------
Slovakia          Stredisko cennych papierov SR,a.s (SCP)
--------------------------------------------------------------------------------
Slovenia          Central Securities Clearing and Depository Corporation (KDD)
--------------------------------------------------------------------------------
South Africa      Share Transactions Totally Electronic (STRATE)
--------------------------------------------------------------------------------
Spain             Iberclear
--------------------------------------------------------------------------------
Sri Lanka         Central Depository Systems Private Limited (CDS)
--------------------------------------------------------------------------------
Sweden            Vardepappercentralen (VPC)
--------------------------------------------------------------------------------
Switzerland       SIS SegaInterSettle AG
--------------------------------------------------------------------------------
Taiwan            Taiwan Securities Central Depository Co. Ltd. (TSCD)
--------------------------------------------------------------------------------
Taiwan            Taiwan Government Securities System (CGSS)
--------------------------------------------------------------------------------
Thailand          Thailand Securities Depository Co. Ltd. (TSD)
--------------------------------------------------------------------------------
Thailand          Bank of Thailand
--------------------------------------------------------------------------------
Tunisia           STICODEVAM
--------------------------------------------------------------------------------
Turkey            Central Bank of Turkey (CBT)
--------------------------------------------------------------------------------
Turkey            Takasbank ISE Settlement and Custody Bank Inc.
--------------------------------------------------------------------------------
UK                Central Moneymarkets office (CMO)
--------------------------------------------------------------------------------
UK                Crestco Limited
--------------------------------------------------------------------------------
Ukraine           Interregional Securities Union (MFS)
--------------------------------------------------------------------------------
Ukraine           National Bank of Ukraine (NBU)
--------------------------------------------------------------------------------
United Arab
Emirates          Central Depository
--------------------------------------------------------------------------------
Venezuela         Caja Venezolana de Valores CA (CVV)
--------------------------------------------------------------------------------
Venezuela         Central Bank - Banco Central de Venezuela (BCV)
--------------------------------------------------------------------------------